Exhibit 99.1

Palladyne AI Corp. Signals Operating Inflection With Increase to Full Year 2026 Revenue Guidance to $24 - $27 Million

Represents 336% to 440% Year-Over-Year Increase Driven By Late 2025 Acquisitions

Contracted demand and recent acquisitions support transition into higher revenue tier

Backlog at the end of 2025 increased to more than $13 million from $10 million in mid-November

SALT LAKE CITY– January 13, 2025 – Palladyne AI Corp. (Nasdaq: PDYN and PDYNW) (“Palladyne”), a U.S.-based defense and industrial technology company delivering embedded AI powered collaborative autonomy solutions, advanced avionics, precision-manufactured components, UAVs, and advanced aerospace engineering services, today provided revenue guidance for the full year 2026, reflecting a significant step-change in operating scale following the integration of recent acquisitions and expanding contracted customer demand.

Ben Wolff, President and Chief Executive Officer of Palladyne AI, Commented:

“Palladyne is entering 2026 at an operating inflection. Over the past year, we have moved beyond capability-building and are now executing as an integrated platform with active customers, expanding backlog and line of sight into higher revenue. The pace at which we integrated SwarmOS™ with GuideTech’s BRAIN X2 to form IntelliSwarm™ in roughly three weeks is one example of the execution discipline now in place. More broadly, we believe we are building the operational foundation to evolve into a new mid-tier prime. As we move through 2026, we believe incremental progress will be reflected in potential milestones such as signing initial defense and homeland security customers for SwarmOS and BRAIN X2, securing first commercial deployments of Palladyne™ IQ 2.0 and Palladyne™ Pilot, advancing government development programs, moving systems like Banshee, SwarmStrike and ALRRM closer to operational readiness, and continuing to identify and execute strategic acquisitions with a disciplined focus on valuation. We view these milestones as leading indicators of the next phase of growth beginning in 2027.”

Full Year 2026 Revenue Guidance Indicates Step-Change in Scale

For the full year ending December 31, 2026, Palladyne expects to recognize revenue in the range of $24.0 million to $27.0 million, up from the approximately $24 million provided in mid-November of 2025 when the Company acquired GuideTech, Warnke Precision Machining and MKR Fabricators. The guidance is supported by contracts, customer activity and the integration of these recently-acquired operations and represents growth of 336% -

440% over preliminary full year 2025 revenue (which only includes approximately 6-weeks of revenue from the GuideTech, Warnke Precision and MKR acquisitions) of $5.0 to $5.5 million. The Company’s 2026 guidance reflects a higher operating scale compared to its preliminary expectations for full year 2025 revenue (which will primarily reflect legacy operations, mainly government development contracts).

Contracted Demand Supports Revenue Visibility

As of December 31, 2025, Palladyne reported backlog of more than $13.0 million, representing the total value of signed and fully funded or committed customer contracts and purchase orders.

Backlog, which is primarily acquisition related, increased from approximately $10.0 million in mid-November 2025, when the Company announced its acquisitions, reflecting additional customer programs secured during the fourth quarter. Palladyne expects a majority of this backlog to be recognized as revenue over the next 12 months, supporting near-term conversion and execution.

Liquidity Position Supports Near-Term Execution

As of December 31, 2025, Palladyne AI held approximately $47.0 million in cash and cash equivalents. The Company believes its current liquidity supports near-term operational requirements, integration activities and execution of existing customer programs as it enters fiscal year 2026.

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About Palladyne AI

Palladyne AI is a U.S.-based technology company developing patented embodied artificial intelligence, collaborative autonomy solutions, advanced avionics, autonomous systems, advanced UAV engineering services, and precision-manufactured components for defense and industrial markets. Palladyne AI delivers secure, American-developed and operated platforms designed to meet the stringent requirements of U.S. government and public-sector customers, including data sovereignty, security, and compliance.

Palladyne AI’s embodied AI is designed to operate in complex, contested, and high-risk environments, enabling distributed tasking, human-on-the-loop decision-making, degraded-communications resilience, and multi-domain coordination. Its platform-agnostic autonomy stack combines real-time sensor fusion, adaptive AI models, and edge-native orchestration—without vendor lock-in—to support autonomous and collaborative systems across air, ground, maritime, and industrial domains where performance, resilience, and trust are paramount. For more information about Palladyne AI, including GuideTech and Palladyne Defense, please visit www.palladyneai.com.

Preliminary Results Disclaimer

These preliminary financial results are based on management’s initial analysis of operations for the year ended December 31, 2025. The Company’s consolidated financial statements for the year ended December 31, 2025 are not yet available and remain subject to completion of financial closing procedures and potential final adjustments.

The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed agreed-upon procedures with respect to the preliminary financial information. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. generally accepted accounting principles and are not necessarily indicative of future results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s revenue guidance for the year ended December 31, 2026; preliminary unaudited revenue for the year ended December 31, 2025; preliminary unaudited backlog and cash and cash equivalents as of December 31, 2025; the timing of customer acquisition and revenue and backlog recognition; the Company’s plans, strategies and objectives; anticipated growth, operating scale and operating inflection of the Company; potential milestones and the timing thereof; the capabilities or future capabilities of the Palladyne AI’s technology and related products; the benefits of its AI software and other products and the markets for its products and services; future product development plans and progress and timing of product deployments; and the potential for future acquisitions. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Palladyne AI Investor Contact:

Brian S. Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR - Chicago

(346) 396-8696 (o)

brian@haydenir.com

IR@palladyneai.com

Palladyne AI Press Contact:

PR@palladyneai.com